UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  May 28, 1996




              ML-LEE ACQUISITION FUND (RETIREMENT ACCOUNTS) II, L.P. (Exact name of registrant as specified in its governing instruments)


              Delaware                               04-3028397
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)



                             World Financial Center
                            South Tower - 23rd Floor
                         New York, New York 10080-6123
              (Address of principal executive office and zip code)


Registrant's telephone number, including area code: (212) 236-7339

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                            Item 5.  Other Events



     Pursuant to a Redemption and Repurchase Agreement by and among National Tobacco Company, LP, a portfolio company of ML Lee Acquisition Fund (Retirement Accounts) II LP (the "Retirement Fund") and certain existing lenders, on May 17, 1996, the Retirement Fund received net proceeds of $5.9 million from the redemtion of its investment in National Tobacco. The proceeds consisted of the prepayment of the Subordinated Note, plus all accrued and unpaid interest, and the redemption of the partnership interest in National Tobacco. The Retirement Fund recognized a gain of $1.5 million from the sale. Pursuant to the terms of the Partnership Agreement, net distributable cash proceeds will be distributed to Limited Partners of record as of May 17, 1996.